                                                                    EXHIBIT 4.8


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.



                                                                   June 17, 1996



               WARRANT TO PURCHASE SHARES OF SERIES I CONVERTIBLE
                PREFERRED STOCK OF AMERICAN PSYCH SYSTEMS, INC.


      This certifies that _________ (the "Holder"), or its registered assigns, for value received is entitled, subject to the adjustment and to the other terms set forth below, to purchase from AMERICAN PSYCH SYSTEMS, INC., a Delaware corporation (the "Company"), ______ fully paid and nonassessable shares of the Company's $.001 par value Series I Convertible Preferred Stock (the "Stock") at a price of $1.22 per share (the "Stock Purchase Price") at any time on or after June 17, 1996 (the "Commencement Date") but not later than 5:00 p.m., New York City time, on the Expiration Date (as defined below). The Stock Purchase Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date. "Expiration' Date" means June 17, 2001.

      This Warrant is subject to the following terms and conditions:

      1.    EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES; CONVERSION
            RIGHT.

            1.1 DURATION OF EXERCISE OF WARRANT. This Warrant is exercisable at the option of the Holder at any time or from time to time but not earlier than on the Commencement Date or later than 5:00 p.m., New York City time, on the Expiation Date for all or a portion of the shares of Stock which may be purchased hereunder.

            1.2 EXERCISE OF WARRANT. Exercise of the Warrant shall be made by surrender to the Company at its principal office, One Democracy Plaza, 6701 Democracy Boulevard, Suite 555, Bethesda, Maryland 20817 Attention: President (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Subscription Agreement attached hereto as Exhibit A duly filled in and signed and, unless the Conversion Right set forth in Section 13 is exercised, upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Company agrees that the shares of stock purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, a new warrant substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

            1.3 CONVERSION RIGHT. In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Stock (the `Conversion Right") as provided for in this Section 1.3. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value (as hereinafter defined) for the shares of Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Stock immediately prior to the exercise of the Conversion Right, as determined by the Board of Directors in its good faith judgment.

            1.4 EXERCISE OF CONVERSION RIGHT. The conversion rights provided under Section 1.3 hereof may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Stock issuable upon exercise of this Warrant. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole shares of Stock to which the Holder shall be entitled as a result of the conversion, and
(ii) if the Warrant is being converted in part only, a new warrant in principal amount equal to the unconverted portion of this Warrant. If this Warrant is executed in whole, in lieu of any fractional shares of Stock to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of Section 12 hereof. For purposes of determining whether to exercise the conversion rights provided under Section 1.3, the Holder may from time to time request that the Board of Directors of the Company determine in its good faith judgment the Fair Market Value of the Stock at such time, which Fair Market Value would be utilized for purposes of calculating the number of shares of Stock issuable in connection with a conversion contemplated to be made by the Holder or any other holder of Warrants; PROVIDED that such conversion right is exercised within ten business days of the Holders being notified by the Company of such determination of Fair Market Value. In no event shall any determination of Fair Market Value in accordance with the preceding sentence obligate any Holder to exercise the Warrant or any conversion right. The Company shall promptly advise the Holder and all other holders of Warrants of any determination by the Board of Directors of Fair Market Value. The Company shall not be obligated to determine such Fair Market Value on more than two occasions in any calendar year where no exercise or conversion of Warrants occurs on the basis of such determined value.

      2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of this Warrant (the "Warrant Shares") and all shares of Stock issuable upon conversion of the Warrants (the "Conversion Shares") will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise and/or conversion, as the case may be. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

      3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

            3.1 SUBDIVISION OR COMBINATION OF STOCK AND STOCK DIVIDEND. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

            3.2 NOTICE OF ADJUSTMENT. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            3.3   OTHER NOTICES.  If at anytime:

            (a)   the Company shall declare any cash dividend upon its Stock;

            (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

            (c) there shall be any capital reorganization, or reclassification of the Stock of the Company or consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

            (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail (certified or registered mail in the case of any event referred to in paragraphs (c) or (4) above, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (ii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or windingup, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock in such event.

            3.4 CHANGES IN STOCK. In case at any time following the date hereof, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive; and this Warrant shall thereafter represent the right to receive, in lieu of the Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section
3.4 shall similarly apply to successive Transactions.

      4. ISSUE TAX. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

      5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Stock payable in shares of Stock; no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

      6. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES COMPLIANCE WITH SECURITIES ACT.

            6.1 RESTRICTIONS ON TRANSFERABILITY. This Warrant, the Warrant Shares and the Conversion Shares (collectively, the "Securities"), shall not be transferable in the absence of Registration under the Act (as defined below) or an exemption therefrom under said Act.

            6.2 RESTRICTIVE LEGEND. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER TEE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

            7. REGISTRATION RIGHTS. The shares of Common Stock issuable upon conversion of the Warrant Shares and the Conversion Shares (the "Underlying Common Shares") are entitled to certain registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated June 17, 1996 (as amended, supplemented or modified from time to time), among the Company and the Investors (as defined therein).

            8. RIGHTS OF FIRST REFUSAL AND CO-SALE. The Warrant Shares, the Conversion Shares and the Underlying Common Shares are entitled to certain rights of co-sale and first refusal pursuant to the Amended and Restated Co-Sale and Restricted Stock Agreement, dated June 17, 1996 (as amended, supplemented or modified from time to time), among the Company and the Investors (as defined therein).

            9. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall, except as otherwise provided in this Warrant, be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company.

            11. APPLICABLE LAW. This Warrant shall be construed and enforced in accordance with, and the rights and obligations of the parties shall be governed by, the laws of the State of Delaware.

            12. DESCRIPTIVE HEADINGS. The descriptive headings of several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

            13. LOST WARRANTS OR STOCK CERTIFICATES. The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

            14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the holder entitled to such fraction a sum in cash equal to the Fair Market Value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of this 17th day of June, 1996.



                                          AMERICAN PSYCH SYSTEMS, INC.


                                          By:_________________________________
                                             Kenneth Kessler, M.D.
                                             President